Exhibit


     Voting Trust and Right of First Refusal Agreement, effective as of September 29, 1993, by and among Mary
     Ann  Davis,  Samuel  B. Davis, as Voting  Trustee,  and
     Samuel B. Davis, individually.



        VOTING TRUST AND RIGHT OF FIRST REFUSAL AGREEMENT

          This is a Voting Trust and Right of First Refusal Agreement ("Agreement"), effective as of September 29, 1993, by and among Mary Ann Davis ("the Shareholder"), Samuel B. Davis as voting trustee ("the Voting Trustee"), and Samuel B. Davis individually ("Davis").
          1. Background. The Shareholder is the record and beneficial owner of 127,027 issued and outstanding common shares ("the Shares") of Liqui-Box Corporation, an Ohio corporation ("the Company"). The Shareholder desires to vest in the Voting Trustee the voting power with respect to the Shares and to deposit the certificate or certificates evidencing the Shares with the Voting Trustee, retaining to herself the beneficial ownership of the Shares and the right to sell the Shares (and any of the Shares as to which a Voting Trust Certificate may be pledged), free of the voting trust established hereby, subject only to the right of first refusal in Davis as hereinafter set forth.
          2. Assignment and Deposit of Shares. The Shareholder, upon the execution and delivery of this Agreement, shall deposit with, assign and deliver to, the Voting Trustee the certificate or certificates evidencing the Shares, and the Voting Trustee shall cause the stock represented thereby to be transferred to the Voting Trustee on the books of the Company.
          3. Termination of Voting Trust. The voting trust created by this Agreement shall continue until September 29, 2003, at which time the Voting Trustee shall distribute the Shares, or the number of them still subject to the voting trust, to the Shareholder and any other registered holders of voting trust certificates, upon presentation and surrender of a voting trust certificate accompanied by or bearing, if required by the Voting Trustee, properly executed transfers thereof to the Voting Trustee and upon compliance with securities laws and other applicable law. However, as to any of the Shares sold by the Shareholder as permitted by this Agreement, such Shares shall be free from the terms of the Voting Trust, to the end that the Shareholder may sell the Shares or any number of the Shares to a third party provided that Davis does not exercise his right of first refusal as to such Shares as hereinafter set forth. The foregoing sentence shall apply equally in the case of Shares sold in connection with the performance of an agreement under which a Voting Trust Certificate is pledged to secure an obligation.
          4. Form of Voting Trust Certificate. Upon the transfer of the Shares to him, the Voting Trustee shall issue and deliver to the Shareholder a certificate or certificates in a form substantially as follows:
                    VOTING TRUST CERTIFICATE
          Upon any termination of the Voting Trust and Right of First Refusal Agreement described below and upon compliance with securities laws and other applicable law, and upon the surrender of this Certificate, accompanied, if required by the Voting Trustee, by a properly executed assignment to him of this Voting
          Trust Certificate, Mary Ann Davis shall be entitled to receive a certificate or certificates for _____ common shares of Liqui-
          Box Corporation, an Ohio corporation ("the
          Company"). Prior to termination of such Voting Trust Agreement, Mary Ann Davis shall be entitled to receive all dividends (whether paid in cash, in stock or otherwise) upon a like number of common shares. The Voting
          Trustee, with respect to such common shares, shall be entitled to exercise all rights of common shareholders of the Company of every kind, including, without limitation, the right, in person or by nominee, agent, attorney-in-fact or proxy, to vote such shares, to take part in, or consent to, waive or ratify in writing or otherwise, any corporate or shareholders' action, including each matter set forth in the Voting Trust
          Agreement, all upon such terms and conditions and under such circumstances as the Voting
          Trustee in his unrestricted discretion may from time to time determine, and to do and perform any other act or thing which the common shareholders of the Company are now or may hereafter be entitled to do or perform.
          It is expressly stipulated that no right to vote such shares or to take part in or consent to any corporate or shareholders' action or to do or perform any such other act or thing is conferred by or under this Voting Trust
          Certificate, or by or under any agreement, express or implied, or by any facts or circumstances relating to its issue, upon the holder of this Voting Trust Certificate.

          This Voting Trust Certificate is issued under and pursuant to, and the rights of the holder of this Voting Trust Certificate are subject to and limited by, the terms and conditions of a certain Voting Trust and Right of First
          Refusal Agreement, dated September 29, 1993, among Mary Ann Davis, Samuel B. Davis, as
          Voting Trustee, and Samuel B. Davis
          individually. That Agreement contains, among other things, a grant to Samuel B. Davis individually of the right of first refusal to purchase all of the shares subject to the Agreement, including the shares the beneficial ownership of which are evidenced by this Voting Trust Certificate.

          This Voting Trust Certificate shall be
          transferable only upon the books of the Voting
          Trustee by the registered holder of the Voting
          Trust Certificate in person or by attorney-in-fact, agent or nominee upon surrender of this Voting Trust Certificate properly endorsed. Any transfer so made shall vest in the transferee all rights and interests of the transferor in the Voting Trust Certificate transferred. The Voting Trustee shall promptly deliver to the transferee a Voting
          Trust Certificate for the same number of common shares of the Company as are represented by the Voting Trust Certificate so transferred. Until any such transfer the Voting Trustee and the Company may treat the registered holder of a Voting Trust
          Certificate as the owner thereof for all purposes.

                              ___________________________________
                              Samuel B. Davis, Voting Trustee

                              Date:______________________________


          Each Voting Trust Certificate shall be transferable as provided in the foregoing text of the Voting Trust Certificate.
          5. Loss, Destruction or Mutilation of Voting Trust Certificate. The holder of a Voting Trust Certificate shall immediately notify the Voting Trustee of any loss, destruction, or mutilation of the Voting Trust Certificate, and the Voting Trustee shall cause a new Voting Trust Certificate to be issued to said holder for the same number of shares upon surrender of the mutilated Voting Trust Certificate or, in case of loss or destruction of the Voting Trust Certificate, upon satisfactory proof of such loss or destruction, and the giving of a bond in such form and amount, and with such sureties, as the Voting Trustee may require.
          6. Status and Rights of Voting Trustee. Title to all shares of the Company deposited under this Agreement shall be vested in the Voting Trustee. As holder of the Shares, the Voting Trustee shall assume no liability as a shareholder, his interest in the Shares and under this Agreement being that of Voting Trustee only. The Voting Trustee, with respect to all Shares so held by him, shall possess and be entitled to exercise all rights of common shareholders of every kind, including, but not limited to, the right, in person or by nominee, agent, attorney-in-fact or proxy, to vote such Shares and to take part in, or consent to, waive or ratify in writing or otherwise, any corporate or shareholders' action, including the adoption of any amended, or amendment to the, Articles of Incorporation and the Regulations of the Company, the mortgage of, or the granting of a security interest in, its assets or any part thereof, the issuance of bonds or other obligations, consolidation or merger with any other corporation, the sale, exchange or other disposition of all or any part of the Company's properties and assets, changes in the number of directors, reclassification of the Company's shares, increases or decreases in the number of shares, and the dissolution of the Company, all upon such terms and conditions and under such circumstances as he in his unrestricted discretion may from time to time determine, and to do or perform any other act or thing which the common shareholders of the Company are now or may hereafter be entitled to do or perform. It is expressly understood and agreed that the holders of Voting Trust Certificates shall not have any right, either under the Voting Trust Certificates or under this Agreement, or under any agreement, express or implied, or otherwise, with respect to any shares held by the Voting Trustee under this Agreement, to vote such shares or to take part in or consent to any corporate or shareholders' action, or to do or perform any other act or thing which common shareholders of the Company are now or may hereafter become entitled to do or perform.
          7. Voting Trustee May Act in Other Capacities. The Voting Trustee may act as a director or officer of the Company, may vote for himself as such, may contract with the Company or be or become pecuniarily interested in any matter or transaction to which the Company may be a party or in which in any way it may be concerned to the same extent as if he were not Voting Trustee, and may be interested in the shares of, or otherwise interested in, the Company. The Shareholder acknowledges that Davis is being granted certain rights of first refusal under this Agreement, and agrees that the unfettered exercise of those rights shall in no way be deemed or claimed by the Shareholder to conflict with the obligations of the Voting Trustee, in his capacity as Voting
Trustee, under this Agreement.
          8. Dividends; Splits. The registered holder of each Voting Trust Certificate shall be entitled, until distribution of the Shares presented by such Voting Trust Certificate, to receive directly from the Company, or other person(s) or organization(s) responsible for paying and distributing such dividends, all dividends (including stock dividends) payable or distributable as to the Shares on and after September 29, 1993. In the event of a split (or splits) of the Shares, or if the Company reclassifies its shares, sells all or substantially all of its assets, or consolidates or merges with another corporation, the Shareholder or other registered holder of a voting trust certificate, as the case may be, shall deposit with the Voting Trustee the certificate or certificates evidencing the additional Shares resulting from such stock split or splits, or such reclassification, sale, consolidation or merger, if any, or shares of any corporation issued in exchange or substitution for the Shares, all of which shall immediately become subject to this Agreement, together with a proper assignment thereof, and the Voting Trustee shall thereupon cause such additional Shares evidenced by such certificate or certificates to be transferred on the books of the Company to the name of the Voting Trustee in his capacity as Voting Trustee, and shall issue, or cause to be issued, to the Shareholder or such other holder one or more voting trust certificates evidencing receipt by the Voting Trustee of such additional Shares. Such additional Shares shall be subject to all of the terms hereof relating to the Shares.
          9. Shareholder's Power to Sell. Subject to compliance with securities laws and other applicable law the Shareholder shall be free at all times to sell any of the Shares, free from the voting trust created pursuant to the terms of this Agreement; provided, however, that Davis shall have the right of first refusal as hereinafter set forth. The foregoing sentence shall apply equally in the case of Shares sold in connection with the performance of an agreement under which a Voting Trust Certificate is pledged to secure an obligation. In the event of any such sale permitted by this Agreement, the Voting Trustee shall forthwith cause certificates for the Shares which are the subject thereof to be issued to the Shareholder and do any and all things necessary to enable the Shareholder to deliver the Shares represented thereby to the person or persons to whom the Shareholder has sold such Shares. The Shareholder shall not sell, transfer, give, pledge, hypothecate or otherwise distribute or encumber any of the Shares deposited with the Voting Trustee under this Agreement except upon compliance with Section 10 of this Agreement, entitled "Davis's
Right of First Refusal." However, nothing in this Agreement shall preclude the Shareholder from transferring to another, the Voting Trust Certificates by means of sale, gift or otherwise, such Voting Trust Certificates so transferred to remain subject to the terms of this Agreement. Furthermore, nothing in this Agreement shall preclude, or is intended to preclude, the Shareholder's power to pledge any Voting Trust Certificate or any number thereof, for the purpose of providing collateral for a loan or loans, any such pledged Voting Trust Certificates, however, to be subject to Davis's right of first refusal as set forth in Section 10 of this Agreement.
          1O.  Davis's Right of First Refusal.
          If at any time and from time to time the Shareholder or any other holder of a Voting Trust Certificate or Certificates
("the Selling Shareholder") desires to sell all or any number of the Shares ("the Offered Shares"), she/he shall first offer the Offered Shares to Davis at the Current Market Price. The Selling Shareholder's offer shall be in writing and shall be delivered to Davis, c/o Liqui-Box Corporation, Attention: Samuel B. Davis -- Personal and Confidential, 6950 Worthington-Galena Road,
Worthington, Ohio 43085 by certified mail, return receipt requested, postage prepaid, or by means of hand-delivery at such address or elsewhere. The date of delivery, in the case where the offer is mailed and receipted for shall be the date of such receipt and, in the case of personal delivery, the date of such delivery. Davis shall have the right, exercisable by written notice given to the Selling Shareholder within seven (7) days after the date of delivery of the Selling Shareholder's offer, to purchase all of the Offered Shares at the Current Market Price, as defined in Section
11 of this Agreement. If Davis fails to give notice of exercise of his right to purchase all of the Offered Shares within such time, the Selling Shareholder shall be free, for a period of ninety
(90) days after such failure, to sell all of the Offered Shares.
If the Selling Shareholder does not sell all of the Offered Shares within such ninety (90)-day period, then any transfer by the Selling Shareholder of the Offered Shares shall again be subject to the restrictions set forth herein. If Davis gives notice of the exercise of his right to purchase all of the Offered Shares as provided herein, then the Selling Shareholder shall sell such Offered Shares to Davis, and Davis shall thereupon purchase such Shares from the Selling Shareholder at the Current Market Price in settlement of such purchase and sale to be made within fourteen
(14) days after the date Davis gives notice of exercise of his right to purchase the Offered Shares. If the day fixed for such settlement ("the Closing Day") is not a business day, then such closing shall be held on the next succeeding business day. On the Closing Day, the Selling Shareholder shall deliver to Davis, free and clear of all liens, claims, charges and encumbrances, a certificate or certificates representing the Offered Shares, in proper form for transfer. Davis shall simultaneously therewith make payment of any cash consideration for such Offered Shares by cashier's check or by wire transfer.
          11. "Current Market Price". The "Current Market Price" per share, as that term is used herein, shall mean the average of the daily closing prices for the Shares for the ten (10) trading days prior to the date of delivery of the Selling Shareholders offer described in Section 10 hereof, excluding any trades which are not bona fide arm's length transactions. The closing price for each day shall be (a) the last sale price of such Shares, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (b) if no such Shares are then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown by the National Association of Securities Dealers automated quotation system or, if no such Shares are then quoted in such system, as published by the National Quotation Bureau, Incorporated, or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by Davis.
          12. Liability of Voting Trustee. The Voting Trustee, as a shareholder, trustee or otherwise, shall not be liable for any error of judgment or mistake of law or other mistake, or for any act or omission of any designee, agent or attorney of the Voting Trustee, or for any misconstruction of this Voting Trust Agreement, or for anything, except for the wilful misconduct of such Voting Trustee and except in the event that the Voting Trustee shall not act in good faith.
          13.  Notice.
          (a)  Notices as to this Agreement.
          Except as otherwise specifically provided in Section 10 of this Agreement, any notice to be given to the Shareholder or the holders of any voting trust certificate shall be sufficiently given if mailed, postage prepaid, to such persons at the addresses furnished by them to the Voting Trustee in writing, and, if to the Voting Trustee, at Liqui-Box Corporation, Attention: Samuel B.
Davis, 6950 Worthington-Galena Road, Worthington, Ohio 43085, or at such other address as the Voting Trustee may designate. Each party hereto shall promptly notify the other of any change in his or her address.
          (b)  Notices as to the Company.
          The Voting Trustee shall forward to the Shareholder copies of information provided by the Company to the Voting
Trustee, in his capacity as Voting Trustee hereunder.
          14. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter hereof.
          15. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Voting Trustee, the Voting Trustee's personal representatives, successors and assigns, the Shareholder and the other holders of voting trust certificates, their heirs, personal representatives, successors and assigns.
          16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of Ohio.
          17. Amendments. This Agreement may be amended, changed or modified only in a writing executed by the parties hereto.
          18. Severability. The invalidity or unenforceability of any term or terms of this Agreement shall not invalidate, make unenforceable, or otherwise affect any other term of this Agreement which shall remain in full force and effect.
          IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto, to be effective as of September 29, 1993.

                                      /s/ Mary Ann Davis
                                   Mary Ann Davis, Shareholder


                                      /s/ Samuel B. Davis
                                   Samuel B. Davis, Voting Trustee


                                      /s/ Samuel B. David
                                   Samuel B. Davis, Individually